UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2011, Chesapeake Lodging Trust (the “Company”) announced that it had entered into a definitive agreement to acquire the 204-room Courtyard Washington Capitol Hill/Navy Yard from NJA Hotel LLC for a purchase price of $68.0 million, plus customary pro-rated amounts and closing costs. The Company intends to fund the purchase price by assuming approximately $37.7 million of existing mortgage debt and by borrowing under its revolving credit facility. The existing mortgage debt has a fixed interest rate of 5.90% per annum and matures in November 2016. The Company expects the acquisition will close in the second quarter of 2011, subject to lender approval and satisfaction of customary closing conditions.

A copy of the Company’s press release announcing this agreement is filed as Exhibit 99.1 to this report.

The Company has deposited $3.5 million under the purchase and sale agreement (a “PSA”). The deposit is non-refundable except (i) in the event of a default under the PSA by the seller or (ii) as expressly otherwise provided by the PSA. Consummation of the transaction is subject to customary closing conditions, including without limitation (i) the accuracy of the seller’s representations and warranties as of closing; (ii) the seller’s performance of its obligations under the PSA; and (iii) the absence of condemnation proceedings or casualty events. There are no assurances that the conditions of the transaction will be met or that the transaction will be completed according to the anticipated schedule or at all.

Certain statements and assumptions in this report contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “ may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our ability to assume existing mortgage debt secured by the hotel and expectations as to the expected mix of consideration to be paid and time for completing the transaction. Such statements are subject to numerous assumptions and uncertainties, many of which are outside our control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

NJA Hotel, LLC

Independent Auditors’ Report

Balance Sheets as of December 31, 2010 and 2009

Statements of Operations for the years ended December 31, 2010 and 2009

Statements of Changes in Member’s Deficit for the years ended December 31, 2010 and 2009

Statements of Cash Flows for the years ended December 31, 2010 and 2009

Notes to Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Purchase and sale agreement by and between NJA Hotel LLC and CHSP Navy Yard LLC, dated as of February 23, 2011

23.1	Consent of Reznick Group, P.C.

99.1	Press release issued February 28, 2011

INDEPENDENT AUDITORS’ REPORT

To the Managing Member

NJA Hotel, LLC

(A Delaware Limited Liability Company)

We have audited the accompanying balance sheets of NJA Hotel, LLC as of December 31, 2010 and 2009, and the related statements of operations, changes in member’s deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NJA Hotel, LLC as of December 31, 2010 and 2009, and the results of its operations, changes in member’s deficit and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Bethesda, Maryland

February 26, 2011

NJA Hotel, LLC

(A Delaware Limited Liability Company)

BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
ASSETS
Investment in real estate
Land and improvements	$1,586,822	$1,586,822
Furniture and fixtures	2,619,393	2,508,234
Building and improvements	10,062,131	9,991,838
Air rights	125,123	125,123

Total	14,393,469	14,212,017
Less accumulated depreciation	(3,072,468)	(2,449,542)

	11,321,001	11,762,475

Cash and cash equivalents	76,460	211,380
Escrows	1,824,035	1,354,387
Accounts receivable	30,452	86,084
Inventories	17,562	16,029
Prepaid expenses	99,436	113,352
Deferred financing fees, net of accumulated amortization of $290,772 and $220,972 in 2010 and 2009, respectively	409,204	479,004

	$13,778,150	$14,022,711

LIABILITIES AND MEMBER’S DEFICIT

Liabilities
Accounts payable and accrued expenses	$737,681	$733,779
Mortgage payable	37,800,537	38,363,594

	38,538,218	39,097,373

Member’s deficit	(24,760,068)	(25,074,662)

	$13,778,150	$14,022,711

See notes to financial statements

NJA Hotel, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS

Years ended December 31, 2010 and 2009

	2010	2009
Revenue
Rooms	$11,084,568	$10,398,716
Food and beverage	1,008,086	881,001
Other	517,694	377,706
Interest income	3,580	7,988

Total revenue	12,613,928	11,665,411

Operating expenses
Rooms	2,200,230	2,112,802
Food and beverage	830,698	739,576
General and administrative	1,032,715	961,763
Management and franchise fees	1,054,028	990,037
Sales and marketing	707,044	593,352
Taxes	723,073	769,950
Utilities	362,257	419,894
Property operations and maintenance	361,060	388,596
Insurance	102,065	96,865
Other operating departments	104,194	116,556

Total operating expenses	7,477,364	7,189,391

Operating income	5,136,564	4,476,020

Other expense
Interest expense	2,279,244	2,989,088
Depreciation and amortization	692,726	673,383

Net income	$2,164,594	$813,549

See notes to financial statements

NJA Hotel, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

Years ended December 31, 2010 and 2009

Members’ deficit at December 31, 2008	$(25,179,787)
Contributions	634,576
Distributions	(1,343,000)
Net income	813,549

Member’s deficit at December 31, 2009	(25,074,662)
Contributions	200,000
Distributions	(2,050,000)
Net income	2,164,594

Member’s deficit at December 31, 2010	$(24,760,068)

See notes to financial statements

NJA Hotel, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF CASH FLOWS

Years ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$2,164,594	$813,549
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	692,726	673,383
(Increase) decrease in assets and liabilities
Accounts receivable	55,632	(13,969)
Inventories	(1,533)	5,734
Prepaid expenses	13,916	(11,074)
Tax escrow	878,007	635,114
Accounts payable and accrued expenses	3,902	187,622

Net cash provided by operating activities	3,807,244	2,290,359

Cash flows from investing activities
Withdrawals from (contributions to) reserves, net	(1,347,655)	1,487,543
Cash paid for investment in real estate	(181,452)	(80,049)

Net cash (used in) provided by investing activities	(1,529,107)	1,407,494

Cash flows from financing activities
Payments of principal on mortgage	(563,057)	(3,030,442)
Contributions	200,000	634,576
Distributions	(2,050,000)	(1,343,000)

Net cash used in financing activities	(2,413,057)	(3,738,866)

Net decrease in cash and cash equivalents	(134,920)	(41,013)

Cash and cash equivalents, beginning of year	211,380	252,393

Cash and cash equivalents, end of year	$76,460	$211,380

Supplemental disclosure of cash flow information
Cash paid for interest	$2,279,244	$2,989,088

See notes to financial statements

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

NJA Hotel, LLC, a Delaware limited liability company (the Company), was formed on December 27, 2002 for the purpose of operating a Courtyard by Marriott (the Hotel) and a 232-space garage (the Garage). The Hotel contains 204 rooms and is located in Washington, District of Columbia. Construction of the Hotel commenced in April of 2004; operations commenced in April of 2006.

The Company was organized with NJA Development Partners Limited Partnership as the sole member and manager. Except as provided in the Delaware Limited Liability Company Act and Operating Agreement, the sole member shall not be personally liable for any debt, obligation, or liability of the Company solely by reason of being a member of a limited liability company.

The sole member’s initial capital contributions to the Company totaled $100. In addition to the initial capital contributions, the sole member may have the right, but not the obligation, to make such additional capital contributions to the Company as may be required from time-to-time, in order to conduct its business, maintain its assets and discharge its liabilities.

On September 25, 2006, the assets of the Garage were transferred to an affiliate, NJA Garage, LLC, at its cost basis.

The Company shall dissolve upon the first to occur of the following: (a) termination of the sole member or (b) the entry of a decree of judicial dissolution under the applicable provisions of the Delaware Limited Liability Act.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investment in Real Estate

Investment in real estate is stated at cost, less accumulated depreciation. Depreciation of the buildings and air rights is computed on a straight-line basis over their estimated useful lives of 39 years. Furniture and fixtures are depreciated over 7 years on a straight-line basis and equipment over 5 years on a straight-line basis.

The Company reviews its investments in real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows undiscounted and without interest

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the assets exceeds the fair value of the assets. No such impairment was recognized during the years ended December 31, 2010 and 2009.

Cash Equivalents

Cash equivalents represent short-term, highly liquid instruments with original maturities of 90 days or less.

Inventories

Inventories include food and beverage items and are stated at the lower of cost (first-in, first-out) or market.

Revenue

Revenue is recognized, net of sales taxes, as guest services are rendered. Payments received in advance are recorded as a liability until earned.

Deferred Financing Fees

Costs of obtaining long-term debt are capitalized and amortized using a method which approximates the effective interest method over the term of the related mortgage. Amortization expense will be $69,800 annually through the year ending December 31, 2015.

Income Taxes

The Company is a single member limited liability company and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its member on its respective income tax return. Accordingly, the Company is not required to take any tax positions and these financial statements do not reflect a provision for income taxes. The Company has no other tax positions which must be considered for disclosure.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Specifically, management has estimated accrued real estate taxes based on the previous year’s expense since the actual tax assessment were not available as of the date of this report. Actual results could differ from those estimates.

Accounts Receivable and Bad Debts

Accounts receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Advertising

The Company expenses the costs of producing advertising materials as they are incurred. For the years ended December 31, 2010 and 2009, the Company incurred $213,903 and $162,811, respectively, of advertising costs which is included in sales and marketing expense.

Escrows

Escrows consist of required mortgage deposits to pay real estate taxes. In addition, the lender holds in escrow amounts to fund immediate repairs and future capital replacement cost as conditions of the loan agreement.

NOTE 3 - MORTGAGES PAYABLE

On October 31, 2006, the Company entered a mortgage note agreement with Morgan Stanley Mortgage Capital Inc. for $42,500,000. The mortgage bears interest at a rate of 5.9% per annum. The mortgage note matures on November 1, 2016. The outstanding balance of the note is $37,800,537 and $38,363,594, at December 31, 2010 and 2009, respectively. During 2010 and 2009, the interest expense relating to the mortgage totaled $2,279,244 and $2,324,561, respectively. The mortgage agreement is collateralized by the indenture of trust on the property.

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

On January 16, 2009, the Company entered a defeasance promissory note with Morgan Stanley Mortgage Capital, Inc. in the principal amount of $2,500,000. The note is collateralized by certain government securities that were purchased. On the same day, the defeasance promissory note was transferred to an unrelated borrower and the principal balance was reduced by $2,500,000. The $2,500,000 was a partial defeasance in the amount equal to the remaining holdback reserve funds as described in the mortgage note agreement. During 2009, $664,527 of defeasance cost relating to the promissory note was included in interest expense.

Aggregate annual maturities of the mortgage payable over each of the next five years and thereafter as of December 31, 2010 are as follows:

December 31, 2011	$594,656
2012	624,851
2013	669,640
2014	710,814
2015	754,519
Thereafter	34,446,057

Total	$37,800,537

NOTE 4 - COMMITMENTS

Management Fee

The Company has a Management Agreement with Hospitality Partners, LLC to provide management and consulting services with respect to the operations and marketing of the Hotel. The agreement provides that the Company would, among other things, pay a fee equal to 3% of gross receipts (as defined in the Management Agreement) per month plus out-of-pocket expenses incurred. Such fee totaled $378,325 and $349,222 for the years ended December 31, 2010 and 2009, respectively, and is included in management and franchise fees. The Management Agreement has a 10-year term that expires on December 31, 2016. During 2010 and 2009, the Company accrued $19,579 and $21,013, respectively, of management fees, which is included in accounts payable and accrued expenses.

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Incentive Fee

The Company is also subject to an Incentive Fee under the terms of the Management Agreement with Hospitality Partners, LLC. The Incentive Fee will be equal to 15% of the amount by which gross operating profit exceeds the gross operating profit thresholds as defined in the Management Agreement. The Incentive Fee for any fiscal year shall not exceed 2% of Gross Revenue. Incentive Fee Expense for the years ended December 31, 2010 and 2009 was $66,052 and $68,886, respectively, and is included in management and franchise fees. As of December 31, 2010 and 2009, the Company had accrued $151,739 and $106,400, respectively of incentive fees, which is included in accounts payable and accrued expenses.

Franchise Fee

The Company has a Franchise Agreement with Marriott International, Inc. The agreement requires that the Company would pay a total fee equal to 8.4% of gross receipts (as defined in the Franchise Agreement) per month plus any amounts associated with the franchise costs. Such fee totaled $1,037,851 and $916,491 for the years ended December 31, 2010 and 2009, of which $609,651 and $571,929 is included in management and franchise fee expense, $213,903 and $162,186 is included in sales and marketing expense and $214,297 and $182,376 is included in rooms expense, respectively. The Franchise Agreement has a 20-year term that expires on March 31, 2026. During 2010 and 2009, the Company accrued $45,817 and $72,641, respectively, of franchise fees, which is included in accounts payable and accrued expenses.

NOTE 5 - CONCENTRATION OF CREDIT RISK

The Company maintains cash with financial institutions. The Company also maintains escrows and reserves. All escrows and reserves are held in accounts in the Company’s name. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. Management believes that no significant concentration of credit risk exists with respect to these balances at December 31, 2010 and 2009.

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 6 - ECONOMIC DEPENDENCY

The Company operates the Hotel located in Washington, District of Columbia. Future operations could be affected by changes in the economic or other conditions in that geographical area or the demand for overnight hotel stays.

The Company currently receives all its franchising services, an essential component of its operating strategy, from Marriott International, Inc. Although there are a limited number of hotel franchise providers with similar brand qualities, management believes that other franchisers could provide similar services on comparable terms. A change in franchisers, however, would have a significant impact on hotel operations.

NOTE 7 - PROCEEDS FROM TAX INCREMENTAL FINANCING NOTE

On January 1, 2004, NJA Development Partners LP (NJA), sole member and manager, entered into a Development Agreement with the District of Columbia to set forth the terms of a Tax Increment Financing Note (TIF Note) for the purposes of reimbursing NJA for a portion of the development costs of the Hotel. The TIF Note was simultaneously issued in the amount of $10,000,000 and placed into escrow until the escrow release date.

On December 20, 2006, the TIF Note was released and sold to a third party. The building basis was reduced by $10,000,000 upon the receipt of the note proceeds in accordance with the development agreement.

NOTE 8 - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through February 26, 2011 (the date the financial statements were available to be issued) and concluded that no subsequent events, other than the event described below, have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

NJA Hotel, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

In February 2011, NJA Hotel, LLC entered into a purchase agreement with CHSP Navy Yard LLC (buyer) to sell the Hotel. The sale is contingent upon certain events including a due diligence review, approval from the lender for the buyer to assume the mortgage payable, approval from the franchisor for the buyer to assume the franchise agreement and other conditions outlined in the purchase agreement. Upon consummation of the sale transaction the Company will be owned or controlled by CHSP Navy Yard LLC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Company”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Company completed its initial public offering (“IPO”). In conjunction with the IPO, the Company sold additional common shares through private placements and through the exercise of the underwriters’ overallotment option. The total net proceeds (after deducting underwriting fees and offering costs) generated from the IPO, private placements, and exercise of the underwriters’ overallotment option was approximately $169.4 million.

On March 18, 2010, the Company acquired its first hotel property, the 498-room Hyatt Regency Boston in Boston, Massachusetts for a purchase price of $112.0 million, plus customary pro-rated amounts and closing costs. The effective date of the Hyatt Regency Boston acquisition was March 1, 2010.

On June 1, 2010, the Company acquired the 188-room Hilton Checkers Los Angeles in Los Angeles, California for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs.

On July 30, 2010, the Company entered into a credit agreement to obtain a $115.0 million, two-year secured revolving credit facility with a syndicate of banks, on which date the Company also made an initial borrowing of $105.0 million. Borrowings under the revolving credit facility bear interest equal to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%.

Also on July 30, 2010, the Company acquired the 153-room Courtyard Anaheim at Disneyland Resort in Anaheim, California for a purchase price of $25.0 million, plus customary pro-rated amounts and closing costs, and the 430-room Boston Marriott Newton in Newton, Massachusetts for a purchase price of $77.25 million, plus customary pro-rated amounts and closing costs.

On October 13, 2010, the Company completed a secondary offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $140.4 million. The Company used $105.0 million of the net proceeds to repay the outstanding borrowing under the revolving credit facility.

On December 15, 2010, the Company acquired the 360-room Le Meridien San Francisco in San Francisco, California for a purchase price of $143.0 million, plus customary pro-rated amounts and closing costs. In connection with the acquisition, the Company entered into a loan agreement to obtain a $60.0 million one-year term loan secured by the hotel. Proceeds from the term loan along with a borrowing of $45.0 million under the revolving credit facility and remaining proceeds from the Company’s secondary offering were used to fund the acquisition of the Le Meridien San Francisco.

On February 23, 2011, the Company entered into a definitive agreement to acquire the 204-room Courtyard Washington Capitol Hill/Navy Yard in Washington, DC for a purchase price of $68.0 million, plus customary pro-rated amounts and closing costs. The Company intends to fund the acquisition by assuming approximately $37.7 million of existing mortgage debt and by borrowing under the Company’s revolving credit facility. The existing mortgage debt has a fixed interest rate of 5.90% per annum and matures in November 2016. Completion of the probable acquisition is expected in the second quarter, subject to lender approval and satisfaction of customary closing conditions.

The unaudited pro forma balance sheet as of December 31, 2010 is based on the Company’s audited consolidated balance sheet and reflects the probable acquisition of the Courtyard Washington Capitol Hill/Navy Yard and the completion of the related debt financings as if the transaction had occurred on December 31, 2010. The unaudited pro forma statement of operations for the year ended December 31, 2010 reflects the completion of the IPO, private placements and secondary offering, the completed acquisitions of the Hyatt Regency Boston, Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton and Le Meridien San Francisco, the probable acquisition of the Courtyard Washington Capitol Hill/Navy Yard, and the completion of related debt financings as if all transactions had been completed on January 1, 2010.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if the completion of these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which the Company believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its 2010 Annual Report on Form 10-K.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2010

(in thousands, except share data)

	Historical Chesapeake Lodging Trust	Acquisition of Courtyard Washington Capitol Hill/Navy Yard (1)	Pro Forma Chesapeake Lodging Trust
ASSETS
Property and equipment, net	$364,940	$68,000	$432,940
Intangible asset, net	35,694	—	35,694
Cash and cash equivalents	10,551	—	10,551
Restricted cash	2,588	—	2,588
Accounts receivable, net	4,186	—	4,186
Prepaid expenses and other assets	4,606	—	4,606
Deferred financing costs	2,743	428	3,171

Total assets	$425,308	$68,428	$493,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$105,000	$69,616	$174,616
Accounts payable and accrued expenses	11,373	—	11,373
Dividends payable	3,679	—	3,679

Total liabilities	120,052	69,616	189,668

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 18,435,670 shares issued and outstanding	184	—	184
Additional paid-in capital	311,303	—	311,303
Cumulative dividends in excess of net income	(6,231)	(1,188)	(7,419)

Total shareholders’ equity	305,256	(1,188)	304,068

Total liabilities and shareholders’ equity	$425,308	$68,428	$493,736

Footnotes:

(1)	Reflects the probable acquisition of the Courtyard Washington Capitol Hill/Navy Yard as if it had occurred on December 31, 2010 for $68,000. The acquisition is expected to be funded by assuming existing mortgage debt, which had a balance of $37,801 as of December 31, 2010, and by borrowing under the Company’s revolving credit facility. The pro forma adjustment also reflects the following:

Cash paid of $428 for estimated deferred financing costs in connection with assuming the existing mortgage debt;

Cash paid of $1,188 for estimated hotel acquisition costs; and

Proceeds from borrowings under the revolving credit facility of $31,815.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Completed Acquisitions					Probable Acquisition				Pro Forma Chesapeake Lodging Trust
		Hyatt Regency Boston (1)	Hilton Checkers Los Angeles (2)	Courtyard Anaheim at Disneyland Resort (3)	Boston Marriott Newton (4)	Le Meridien San Francisco (5)	Courtyard Washington Capitol Hill/Navy Yard (6)	Acquisition-Related Debt Financings (7)	Pro Forma Adjustments
REVENUE
Rooms	$38,530	$2,541	$4,021	$2,952	$8,046	$21,497	$11,085	$—	$—		$88,672
Food and beverage	13,758	688	807	266	6,042	5,392	1,008	—	—		27,961
Other	1,906	106	456	186	468	522	518	—	—		4,162

Total revenue	54,194	3,335	5,284	3,404	14,556	27,411	12,611	—	—		120,795

EXPENSES
Hotel operating expenses:
Rooms	9,104	713	1,008	645	2,259	6,166	2,200	—	—		22,095
Food and beverage	9,414	709	841	210	3,709	5,541	831	—	—		21,255
Other direct	1,053	124	89	52	185	427	104	—	—		2,034
Indirect	17,770	1,928	1,921	1,078	5,651	8,664	4,343	—	—		41,355

Total hotel operating expenses	37,341	3,474	3,859	1,985	11,804	20,798	7,478	—	—		86,739
Depreciation and amortization	4,793	811	1,719	553	866	4,167	693	—	(388	)(8)	13,214
Intangible asset amortization	411	32	—	—	—	—	—	—	73	(9)	516
Corporate general and administrative:
Share-based compensation	1,689	—	—	—	—	—	—	—	87	(10)	1,776
Hotel property acquisition costs	3,597	—	—	—	—	—	—	—	1,188	(11)	4,785
Other	5,396	—	—	—	—	—	—	—	292	(12)	5,688

Total operating expenses	53,227	4,317	5,578	2,538	12,670	24,965	8,171	—	1,252		112,718

Operating income (loss)	967	(982)	(294)	866	1,886	2,446	4,440	—	(1,252)		8,077
Interest income	120	—	266	—	—	—	4	—	(266	)(13)	124
Interest expense	(2,344)	—	(372)	(845)	(746)	(2,095)	(2,279)	(10,216)	6,402	(14)	(12,495)
Gain on derivatives	—	—	—	420	—	—	—	—	(420	)(15)	—

Income (loss) before income taxes	(1,257)	(982)	(400)	441	1,140	351	2,165	(10,216)	4,464		(4,294)

Income tax benefit (expense)	583	—	—	—	—	—	—	—	(344	)(16)	239

Net income (loss)	$(674)	$(982)	$(400)	$441	$1,140	$351	$2,165	$(10,216)	$4,120		$(4,055)

Net loss available per share–basic and diluted:	$(0.07)										$(0.23)

Weighted-average number of common shares outstanding–basic and diluted:	11,236,120										18,184,215	(17)

Footnotes:

(1)	Reflects the results of operations of the Hyatt Regency Boston prior to the effective date of the Company’s acquisition of the hotel on March 1, 2010.
(2)	Reflects the results of operations of the Hilton Checkers Los Angeles prior to the Company’s acquisition of the hotel on June 1, 2010.
(3)	Reflects the results of operations of the Courtyard Anaheim at Disneyland Resort prior to the Company’s acquisition of the hotel on July 30, 2010.
(4)	Reflects the results of operations of the Boston Marriott Newton prior to the Company’s acquisition of the hotel on July 30, 2010.
(5)	Reflects the results of operations of the Le Meridien San Francisco prior to the Company’s acquisition of the hotel on December 15, 2010.
(6)	Reflects the results of operations of the Courtyard Washington Capitol Hill/Navy Yard for the year ended December 31, 2010.
(7)	Reflects the interest expense, including amortization of deferred financing costs, related to the acquisition-related borrowings of approximately $76.8 million under the Company’s revolving credit facility and $60 million under the Company’s term loan.
(8)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(9)	Reflects adjustment to amortization of intangible asset expense based on the Company’s cost basis in the acquired long-term air rights contract associated with the Hyatt Regency Boston and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.
(10)	Reflects adjustment to record full year of share-based compensation expense for the Company’s board of trustees and executives with management contracts as if the Company had commenced operations on January 1, 2010.
(11)	Reflects adjustment to record estimated transaction costs related to the probable acquisition of the Courtyard Washington Capitol Hill/Navy Yard.
(12)	Reflects adjustment to record full year of corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company as if the Company had commenced operations on January 1, 2010.
(13)	Reflects removal of historical interest income related to a note receivable not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles.
(14)	Reflects removal of historical interest expense related to debt not assumed in conjunction with the acquisitions of the Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton, and Le Meridien San Francisco.
(15)	Reflects removal of historical gain on derivatives related to an interest rate swap contract not assumed in conjunction with the acquisition of the Courtyard Anaheim at Disneyland Resort.
(16)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary as if all acquisitions had occurred on January 1, 2010.
(17)	Reflects number of common shares issued and outstanding as if the Company’s IPO, private placements, and secondary offering transactions had occurred on January 1, 2010.